Exhibit 99.1

PRESS RELEASE
Frequency Electronics, Inc. Announces appointment of Chief Operating Officer

MITCHEL FIELD, NY, September 13, 2017 (GLOBE NEWSWIRE) -- Frequency Electronics, Inc. (NASDAQ:FEIM) (the Company) announced that Dr. Stanton Sloane has been appointed Chief Operating Officer of the Company.  A form 8-K is being filed to provide details of this event.
Joel Girsky Chairman of the Board said “We are very pleased to have Stan join us as Chief Operating Officer.  He brings a wealth of experience as a business executive generally, extensive merger and acquisition expertise, and in particular, a deep understanding of the Aerospace and Defense market.  In addition to a diverse background in complex systems and product development, he has worked on space and terrestrial systems of interest to FEI such as GPS, secure communications, radar and electronic warfare.  Stan began his career at General Electric Aerospace (subsequently Lockheed Martin) and has previously served as CEO of SRA International and COMTECH.”
Martin Bloch CEO said, “I am extremely enthusiastic about having Dr. Stanton Sloane positioned to provide executive leadership to our Company on the path forward.  Stanton is a highly distinguished corporate leader who can run the day to day operations of the business.  At the same time the Board of Directors has begun the process of succession planning at the Chief Executive Officer level to assure a smooth transition.  I’m looking forward in the near future to focus my contribution to the Company through the Board of Directors and as our Chief Technical Officer, an opportunity to which I have looked forward for some time.”
About Frequency Electronics
Frequency Electronics, Inc. is a world leader in the design, development and manufacture of high precision timing, frequency control and synchronization products for space and terrestrial applications.  Frequency’s products are used in satellite payloads and in other commercial, government and military systems including C4ISR and EW markets, missiles, UAVs, aircraft, GPS, secure radios, energy exploration and wireline and wireless communication networks.  Frequency has received over 100 awards of excellence for achievements in providing high performance electronic assemblies for over 150 space and DOD programs.  The Company invests significant resources in research and development and strategic acquisitions world-wide to expand its capabilities and markets.
Frequency’s Mission Statement: “Our mission is to provide precision time and low phase noise frequency generation systems from 1 Hz to 46 GHz, for space and other challenging environments.”
Subsidiaries and Affiliates: FEI-Zyfer provides GPS and secure timing ("SAASM") capabilities for critical military and commercial applications; FEI-Elcom Tech provides sub-systems for the Electronic Warfare (“EW”) and added resources for state-of-the-art RF microwave products, FEI-Asia provides cost effective manufacturing capabilities.  Frequency's Morion affiliate supplies high-quality, cost effective oscillators and components.  Additional information is available on the Company’s website: www.frequencyelectronics.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
The Statements in this press release regarding the future constitute "forward-looking" statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Factors that would cause or contribute to such differences include, but are not limited to, inability to integrate operations and personnel, actions by significant customers or competitors, general domestic and international economic conditions, consumer spending trends, reliance on key customers, continued acceptance of the Company's products in the marketplace, competitive factors, new products and technological changes, product prices and raw material costs, dependence upon third-party vendors, competitive developments, changes in manufacturing and transportation costs, the availability of capital, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission.  By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contact information: Martin Bloch, President, Chief Executive Officer:
TELEPHONE: (516) 794-4500              WEBSITE:www.frequencyelectronics.com